UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, For Use of the Commission only (as permitted by Rule
         14a-6(e) (2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 140-11(c) or Rule 240-2


                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                (Name of Registrant as Specified In Its Charter)

         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)       Title of each class of securities to which transaction applies:____________.

2)       Aggregate Number of securities to which transaction applies: ________.

3)       Per unit price or other underlying value of transaction  computed  pursuant to Exchange
         Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________.

4)       Proposed maximum aggregate value of transaction: ______________.

5)       Total fee paid:____________.

[  ]     Fee paid previously with preliminary materials.

[        ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:______________.

2)       Form, Schedule or Registration Statement No.:_______________.

3)       Filing Party:________________________.

4)       Date Filed:_________________.


                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     To the Stockholders of New World Coffee - Manhattan Bagel, Inc.:

     A special meeting of the stockholders of New World Coffee - Manhattan Bagel, Inc, a Delaware corporation, will be held on August 29, 2001 commencing at 9:30 a.m. at the Company's offices located at 246 Industrial Way West, Eatontown, New Jersey 07724. The meeting is called for the following purposes:

     1. To consider and vote upon a proposed amendment to our Certificate of Incorporation to increase the authorized Common Stock from 50,000,000 shares to 150,000,000 shares and increase the authorized Preferred Stock from 2,000,000 shares to 3,000,000 shares;

     2. To approve the issuance of warrants to purchase 13,720,000 shares of our Common Stock in connection with the sale of senior secured increasing rate promissory notes and the issuance of warrants to purchase 42,527,486 shares of our Common Stock in connection with the sale of Series F Preferred Stock; and

     3. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     Stockholders of record at the close of business on July 30, 2001 are entitled to notice of, and to vote at the Special Meeting of Stockholders. The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the enclosed proxy statement for further information with respect to the business to be transacted at the Special Meeting of Stockholders.

     If you do not expect to attend the Special Meeting of Stockholders in person, please sign and date the enclosed proxy and mail it promptly in the enclosed envelope. Sending in your proxy will not prevent your attending and voting at the meeting in person should you later decide to do so.

                                By order of the Board of Directors.

                                Jerold E. Novack, Secretary


Dated:     August 8, 2001


                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724

                                 PROXY STATEMENT

                                 August 8, 2001

     This proxy statement is being mailed to stockholders of record as of July 30, 2001 and is furnished in connection with the solicitation of proxies by the Board of Directors of New World Coffee - Manhattan Bagel, Inc. (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on August 29, 2001, commencing at 9:30 a.m. at the offices of the Company at 246 Industrial Way West, Eatontown, New Jersey 07724. Proxies will be voted in accordance with directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxy voters. Any proxy on which no direction is specified will be voted in favor of the action described in the proxy statement.

     A proxy in the enclosed form may be revoked at any time, prior to it being voted at the Special Meeting by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Jerold E. Novack, Secretary, at the address set forth above. Stockholders who attend the Special Meeting may withdraw their proxies at any time before their shares are voted by notifying the Company at the meeting and voting their shares in person.

     The expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, assembling and mailing the notice, proxy and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone and telegraph by directors, officers or regular employees of the Company. The total cost of proxy solicitations by the Company will not exceed $7,500.

     The matters to be considered at the Special Meeting include: (1) to consider and vote upon a proposed amendment to our Certificate of Incorporation to increase the authorized Common Stock we are authorized to issue from 50,000,000 shares to 150,000,000 shares and to increase the authorized Preferred Stock we are authorized to issue from 2,000,000 shares to 3,000,000 shares; (2) to approve the issuance of warrants to purchase 13,720,000 shares of our Common Stock in connection with the sale of senior secured increasing rate promissory notes and the issuance of warrants to purchase 42,527,486 shares of our Common Stock in connection with the sale of Series F Preferred Stock; and (3) to transact such other business as may properly come before the Special Meeting or any adjournments thereof. The Company is aware of no other matters to be presented for action at the Special Meeting.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     Holders of Common Stock at the close of business on July 30, 2001 will be entitled to vote. Each share of Common Stock entitles the holder to one (1) vote on each matter to be voted upon. On the record date there were __________ outstanding shares of Common Stock (excluding any treasury shares), which is the only class of voting stock outstanding.

                            MATTERS TO BE VOTED UPON

            PROPOSAL NO. 1: TO APPROVE AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     The  Board  of  Directors  has  approved,   and  is   recommending  to  the
Stockholders for approval at the Special Meeting, an amendment to the Certificate of Incorporation (i) to increase the number of shares of Common Stock which we are authorized to issue from 50,000,000 shares to 150,000,000 shares; and (ii) to increase the number of shares of Preferred Stock which we are authorized to issue from 2,000,000 shares to 3,000,000 shares. The Board of Directors has determined that this amendment is advisable and should be considered at the Special Meeting. The full text of the proposed amendment to the Certificate of Incorporation is set forth below.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock

     The proposed amendment would increase the number of shares of Common Stock which we are authorized to issue from 50,000,000 shares to 150,000,000 shares. The additional 100,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At July 30, 2001, _______ shares of Common Stock were outstanding, and ________ shares were reserved for issuances upon conversion of convertible securities and purchasable upon the exercise or outstanding options and warrants including those for which approval is sought. There is a shortfall in authorized Common Stock as of that date of ______ shares. The Board of Directors believes it is desirable to increase the number of shares of Common Stock we are authorized to issue by an additional 100,000,000 shares to provide us with sufficient shares of Common Stock to be reserved for the exercise of outstanding options and warrants and to provide us with adequate flexibility in the future.

     The holders of our Common Stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. The proposed increase in the number of shares of Common Stock we are authorized to issue is not intended to inhibit a change in control of the Company. However, the availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. We are not aware of any pending or threatened efforts to acquire control of the Company.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Preferred Stock

     The proposed amendment would increase the number of shares of Preferred Stock which we are authorized to issue from 2,000,000 shares to 3,000,000 shares. The additional 1,000,000 shares would be shares of preferred stock which the Board of Directors may designate as it deems in the best interests of the Company including, among others, liquidation, voting, conversion and redemption rights. At July 30, 2001, 116,000 shares of Preferred Stock are designated Series F Preferred Stock, of which ____ shares were issued and outstanding as of such date, and 700,000 shares are designated Junior A Participating Preferred Stock, of which no shares were issued and outstanding as of such date. The Board of Directors proposes to add 500,000 of Junior A Participating Preferred Stock. This leaves only 684,000 shares of Preferred Stock available for designation and issuance. The Board of Directors believes it is desirable to increase the number of shares of Preferred Stock we are authorized to issue by 1,000,000 shares to provide us with additional flexibility and because the number of authorized shares of Preferred Stock may be insufficient to cover possible future issuances of Preferred Stock from time to time. Increasing the number of authorized shares of Preferred Stock would allow for such issuance of additional shares of Preferred Stock or securities convertible into Preferred Stock and enable the Company to take proper advantage of market conditions and possible business and corporate opportunities. Such an increase would also provide additional coverage in connection with the Junior A Participating Preferred Stock and eliminate any delay which might otherwise be incurred in seeking stockholder approval, which delay could be detrimental to the Company and our stockholders in the event the Company is evaluating a business or corporate opportunity in which the issuance of Preferred Stock is contemplated. Authorization of such additional shares would permit the issuance at various times of shares of one or more series of Preferred Stock that could be specifically adopted to our needs. Such shares of Preferred Stock would be issued as, if, and when our Board of Directors believes the issuance to be in the best interests of the Company and our stockholders.

Amendment to Certificate of Incorporation

     If approved, Article III of our Certificate of Incorporation would be amended and restated in its entirety as follows:

                                   ARTICLE III

                  III: This corporation is authorized to issue two classes of stock to be designated, respectively, the "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 153,000,000 shares, of which 150,000,000 shares shall be Common Stock, and 3,000,000 shares shall be Preferred Stock, each with a par value of $.001 per share.

Vote Required and Board Recommendation

     The affirmative vote of holders of a majority of the Shares entitled to vote at the Special Meeting is required to approve the proposed amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

Officers and Directors

     The executive officers, directors and key employees of the Company and their ages as of July 30, 2001 are as follows:


Name                                                    Age Position
----                                                    --- --------
R. Ramin Kamfar.....................................     37 Chairman and Director
Anthony D. Wedo                                          42 Chief Executive Officer and Director Nominee*
William Rianhard....................................     43 President and Chief Operating Officer
Jerold E. Novack....................................     45 Executive Vice President, Chief Financial
                                                            Officer, Treasurer and Secretary
Keith F. Barket(1)(2)...............................     39 Director
Karen Hogan(1)......................................     39 Director
Edward McCabe(2)....................................     62 Director
Leonard Tannenbaum..................................     29 Director
Eve Trkla...........................................     38 Director
William Nimmo(2)....................................     46 Director
-----------

* Anthony D. Wedo has been nominated as a Director of the Company and is expected to assume such post upon the taking of appropriate corporate action.

(1)      Member of Audit Committee

(2)      Member of Compensation Committee

     R. Ramin Kamfar. Mr. Kamfar has served as a Director since founding the Company and as Chairman and Chief Executive Officer since December 1998. From May 1996 to December 1998, he served as President and Chief Executive Officer of the Company. Between October 1993 and May 1996, Mr. Kamfar served in a number of functions, including Co-President and Co-Chief Executive Officer of the Company. Between 1988 and 1993, he worked in the Investment Banking Division of Lehman Brothers Inc., New York, NY, most recently as a Vice President in the firm's Private Placement Group. Mr. Kamfar is a director of Vsource, Inc. Mr. Kamfar has a B.S. degree with distinction in Finance from the University of Maryland and an M.B.A. degree with distinction in Finance from The Wharton School at the University of Pennsylvania.

     Anthony D. Wedo. Mr. Wedo joined the Company as Chief Executive Officer in July, 2001 and is a nominee to serve as a Director. Since 1998, Mr. Wedo has served as chief executive officer and managing partner of Atlantic Restaurant Group, a venture group focused on acquiring high-growth restaurant concepts. From 1994 through 1997, he served as president and chief executive officer of Mid-Atlantic Restaurant Systems, a Boston Market franchisee, and from 1988 through 1993, Mr. Wedo was employed by Pepsico Inc.'s KFC division, most recently as vice president. Ms. Wedo has received a ________________ degree from ________________ and a ____________ degree from ________________________.

     William Rianhard. Mr. Rianhard became President and Chief Operating Officer of the Company in May 2000. From October 1995 to April 2000, Mr. Rianhard was employed by Sara Lee Corporation as the President and Chief Operating Officer of Quikava, Inc., Hingham, MA., Chock Full o' Nuts Cafe franchising network. From 1976 to October 1995, Mr. Rianhard was employed by Allied Domecq U.S. Retailing, Randolph, MA. the parent company of Dunkin' Donuts, in various operations and development positions, serving the last four years as the Director of Concept Development. Mr. Rianhard has a B.A. degree from Ulster County College.

     Jerold E. Novack. Mr. Novack joined the Company as Vice President-Finance in June 1994 and has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary since July 2000 and Chief Financial Officer, Treasurer and Secretary since January 1999. From 1991 to 1994, he served as Vice President/Controller of The Outdoor Furniture Store, Inc., Woodridge, NJ a specialty retail chain. From 1988 to 1991, he served as Controller for Richmond Ceramic Tile, Inc., New York, NY a retailer and distributor of ceramic tile. From 1985 to 1988, Mr. Novack served as Assistant Controller for Brooks Fashion Stores, Inc., New York, NY a specialty retail chain. Prior to 1985, Mr. Novack served as Import Division Controller for Mercantile Stores Company, Inc., New York, NY a department store chain. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

     Keith F. Barket. Mr. Barket has served as a director of the Company since June 1995. Mr. Barket is the Managing Director--Real Estate for Angelo, Gordon & Co., New York, NY. From 1988 to 1997, Mr. Barket was a Managing Director of Amerimar Enterprises Inc., New York, NY, a real estate investment and development company during which time he was involved in a variety of office, retail, residential and hotel projects. From 1984 to 1986, he worked as a senior tax accountant with Arthur Andersen & Co., New York, NY. Mr. Barket has a B.A. degree from Georgetown University and an M.B.A. degree from The Wharton School at the University of Pennsylvania.

     Karen Hogan. Ms. Hogan has served as a director of the Company since December 1997. From 1992 to 1997, Ms. Hogan served as Senior Vice President, Preferred Stock Product Management at Lehman Brothers, Inc., New York, NY. From 1985 to 1992, Ms. Hogan served as Vice President, New Product Development Group at Lehman Brothers, Inc., New York, NY. Ms. Hogan has a B.S. degree from the State University of New York at Albany and an M.B.A. degree in Finance and Economics from Princeton University.

     Edward McCabe. Mr. McCabe has served as director of the Company since February 1997. Mr. McCabe has served as a marketing and investment banking consultant since 1998. From 1991 to 1998, Mr. McCabe was Chief Executive Officer of McCabe & Company, New York, NY, an advertising and communications company. From 1967 to 1986 he served in various capacities, most recently as President and Worldwide Creative Director, at Scali, McCabe, Sloves, Inc., New York, NY, an advertising agency he co-founded. He also serves on the advisory board of ThinkTanksWorldwide.com.

     Leonard Tannenbaum. Leonard Tannenbaum, C.F.A., has served as a director of the Company since March 1999. Mr. Tannenbaum is currently the Managing Partner at MYFM Capital LLC, a boutique investment banking firm, and a partner at BET Associates LP, a $50 million venture capital fund (see "Principal Holders of Voting Stock"). Mr. Tannenbaum is a holder of the Chartered Financial Analyst designation and is a member of AIMR. Mr. Tannenbaum currently serves on the board of directors of the following companies: Corteq, General Devices, Timesys, an embedded Linux company, and Transcentives.com, an Internet holding company. Previously, Mr. Tannenbaum was the president of on-line auction company CollectingNation.com, a partner in a $50 million hedge fund, an assistant portfolio manager at Pilgrim Baxter, and an Assistant Vice President in the small company group of Merrill Lynch. Mr. Tannenbaum has an M.B.A in Finance and Bachelors of Science in Management from the Wharton School at the University of Pennsylvania.

     Eve Trkla. Ms. Trkla is a controlling person of Brookwood Financial Partners, L.P., an affiliate of Brookwood New World Investors, LLC, (see "Principal Holders of Voting Stock"). Ms. Trkla has been, since May 1993, the Chief Financial Officer of Brookwood Financial Partners, L.P. Ms. Trkla's prior experience in the financial services field includes eight years as a lender at The First National Bank of Boston and one year as the Senior Credit Officer at The First National Bank of Ipswich. Ms. Trkla also serves as a director of UbiquiTel, Inc., a Sprint PCS affiliate. Ms. Trkla is a cum laude graduate of Princeton University.

     William Nimmo. Mr. Nimmo is a partner at Halpern, Denny & Co. a private equity investment firm and party to the Stock Purchase Agreement (see "Principal Holders of Voting Stock"). From 1989 to 1997, Mr. Nimmo was a partner at Cornerstone Equity Investors, L.L.C. and its predecessor firm, Prudential Equity Investors, Inc. Prior to joining Prudential Equity Investors in 1989; he spent ten years with J.P. Morgan & Company. Mr. Nimmo is a graduate of Dartmouth College and received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth. Mr. Nimmo serves on the Boards of a number of private companies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of July 30, 2001, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by the Chief Executive Officer of the Company; and (iv) by each executive officer of the Company, other than the Chief Executive Officer, who was serving as such at July 30, 2001 and whose annual compensation exceeded $100,000:

                                                                                                          Percentage
                                                                                         Shares Owned     Beneficially
NAME OF BENEFICIAL OWNER**                                                                  Number           Owned
------------------------                                                                    ------           -----
Halpern Denny III, L.P...........................................................        16,951,320(1)       50.88%
Greenlight.......................................................................        14,961,583(1)       47.64%
Brookwood New World Investors, LLC...............................................         3,263,178(1)       16.56%
BET Associates, L.P..............................................................         3,820,523(2)       19.39%
Bruce Toll.......................................................................         3,820,523(2)       19.39%
Special Situations Fund..........................................................         4,287,811(1)       20.68%
Frank and Lydia LaGalia..........................................................           981,800           5.97%
R. Ramin Kamfar..................................................................         1,012,282(3)        5.91%
William Rianhard.................................................................            15,000(4)        *
Anthony D. Wedo..................................................................                 0(5)        *
Jerold E. Novak..................................................................           703,971(6)        4.17%
Keith F. Barket..................................................................            67,721(7)        *
Edward McCabe....................................................................            48,532(8)        *
Karen Hogan......................................................................            66,434(9)        *
Leonard Tannenbaum...............................................................           138,972(10)       *
Eve Trkla........................................................................            10,000(11)       *
William Nimmo....................................................................            10,000(12)       *

All Directors and Executive Officers as a group (10 persons).....................         2,072,912          11.65%

-----------

*    Less than one percent (1%).

** Address for each officer and director of the Company is the Company's principal office located at 246 Industrial Way West, Eatontown, NJ.

(1)  Consists of Common Stock which may be purchased pursuant to warrants.

(2) Includes 557,345 shares beneficially owned by BET Associates, L.P. and 3,263,178 shares which may be purchased under warrants by it. Mr. Toll is a controlling person of BET Associates, L.P.

(3) Includes 684,367 shares, which may be acquired upon the exercise of options which will be exercisable within 60 days.

(4) Includes 15,000 shares, which may be purchased pursuant to the exercise of options which will be exercisable within sixty (60) days.

(5) Does not include options to purchase ______________ shares of common stock in connection with Mr. Wedo's employment agreement, which options are not exercisable within sixty (60) days.

(6) Includes 421,662 shares, which may be acquired upon the exercise of options.

(7) Includes 37,000 shares, which may be acquired upon the exercise of presently exercisable options.

(8) Includes 35,000 shares, which may be acquired upon the exercise of presently exercisable options.

(9) Includes 30,000 shares, which may be acquired upon the exercise of presently exercisable options.

(10) Includes options to purchase 30,000 shares of Common Stock and warrants to purchase 70,000 shares of Common Stock. Does not include 3,820,523 shares owned beneficially by BET Associates, L.P., of which Mr. Tannenbaum is a limited partner owning 10% of the interest of the limited partners, and of which shares Mr. Tannenbaum disclaims beneficial ownership.

(11) Includes 10,000 shares, which may be acquired upon the exercise of presently exercisable options. Ms. Trkla is a controlling person of Brookwood Financial Partner, L.P., an affiliate of Brookwood New World Investors, LLC (see Note (1) above). Ms. Trkla disclaims a beneficial interest in the Common Stock beneficially owned by Brookwood New World Investors, LLC.

(12) Includes 10,000 shares, which may be acquired upon the exercise of presently exercisable options. Does not include 10,605,140 shares owned beneficially by Halpern Denny III, LP (see Note (1)) in which Mr. Nimmo is a partner. Mr. Nimmo disclaims a beneficial interest in the Common Stock beneficially owned by Halpern Denny III, LP.

     PROPOSAL NO. 2. TO APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE AN AGGREGATE OF 13,720,000 SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE SALE OF SENIOR SECURED INCREASING RATE PROMISSORY NOTES AND WARRANTS TO PURCHASE AN AGGREGATE 42,527,486 SHARES OF COMMON STOCK IN CONNECTION WITH THE SALE OF THE SERIES F PREFERRED STOCK, AND THE ISSUANCE OF THE UNDERLYING COMMON STOCK.

     The Board of Directors has approved, and is recommending to the Stockholders for approval at the Special Meeting, the issuance of warrants to purchase an aggregate of 13,720,000 shares of the Company's Common Stock in connection with the sale of senior secured increasing rate promissory notes and warrants to purchase an aggregate of 42,527,486 shares of Common Stock in connection with the sale of Series F Preferred Stock, and the underlying Common Stock. The exercise price of all of the Warrants is $.01 per share.

     The purpose of the requested approval is to meet a condition of continued listing of our Common Stock on the NASDAQ National Market. The failure to approve the issuance of the Warrants and the underlying Common Stock will not impair the exercise of the Warrants but will adversely affect the continued listing of our Common Stock on the NASDAQ Stock Market. This will, in turn, adversely affect the liquidity of the trading market for our Common Stock which, in turn, may have an adverse affect on the price of our Common Stock.

     All of the Warrants were issued in connection with financing transactions in which the Company obtained an aggregate of $70 million of Preferred Stock financing and $140 million of debt financing. None of the $210 million of Preferred Stock and debt securities are convertible into Common Stock. The demand for nominally priced warrants is a common practice in connection with financing transactions of this type. The substantial number of warrants issued by the Company reflects the approximately $210 million in funding which the Company raised for the purchase of the assets of Einstein/Noah Bagel Corp., which purchase was completed on June 19, 2001.

Vote Required and Board Recommendation

     The affirmative vote of holders of a majority of the Shares entitled to vote at the Special Meeting is required to approve, for purposes of the NASDAQ National Market listing, the issuance of the Warrants and underlying Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE WARRANTS AND THE UNDERLYING COMMON STOCK.

     3. OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Special Meeting and does not intend to present any other matters. However, if any other business shall properly come before the Special Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

           PROCEDURE FOR SUBMISSION OF YEAR 2001 STOCKHOLDER PROPOSALS

     Proposals by stockholders for inclusion in the 2001 annual meeting of stockholders proxy statement must be received by New World Coffee-Manhattan Bagel, Inc., 246 Industrial Way West, Eatontown, New Jersey 07724, pursuant to the provisions of the Restated Certificate of Incorporation. To be timely, a stockholder's notice must be received not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting; or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure there of was made, whichever first occurs. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                  OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the Special Meeting. If any other matters properly come before the Special Meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

                                   By order of the Board of Directors.

                                   Jerold E. Novack, Secretary

Dated:  August 8, 2001


                               COMMON STOCK PROXY
                               ------------------

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724

          This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints R. Ramin Kamfar and Jerold E. Novack, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of New World Coffee - Manhattan Bagel, Inc. (the "Company"), held of record by the undersigned on July 30, 2001 which the undersigned would be entitled to vote if present at the Special Meeting of Stockholders of the Company to be held on August 29, 2001, at 9:30 a.m. at 246 Industrial Way West, Eatontown, New Jersey 07724, and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

     1. TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 50,000,000 SHARES TO 150,000,000 SHARES AND INCREASE THE AUTHORIZED PREFERRED STOCK FROM 2,000,000 SHARES TO 3,000,000 SHARES.

                  FOR __________    AGAINST ____________      ABSTAIN _________

     2. TO APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE 13,720,000 SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE SALE OF SENIOR SECURED INCREASING RATE PROMISSORY NOTES AND THE ISSUANCE OF 42,527,486 SHARES OF COMMON STOCK IN CONNECTION WITH THE SALE OF SERIES F PREFERRED STOCK.

                  FOR __________    AGAINST ____________      ABSTAIN _________

     3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  FOR __________    AGAINST ___________       ABSTAIN _________

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted "FOR" all proposals.


(Date)

(Signature)

(Signature, if held jointly)

     Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.